Exhibit 99.1

MSCI Reports Financial Results for Fourth Quarter and Full Year 2021

NEW YORK--(BUSINESS WIRE)--January 27, 2022--MSCI Inc. (“MSCI” or the “Company”) (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, today announced its financial results for the three months ended December 31, 2021 (“fourth quarter 2021”) and full year ended December 31, 2021 (“full year 2021”).

Financial and Operational Highlights for Fourth Quarter 2021
(Note: Unless otherwise noted, percentage and other changes are relative to the three months ended December 31, 2020 (“fourth quarter 2020”) and Run Rate percentage changes are relative to December 31, 2020).

  Operating revenues of $549.8 million, up 23.9%; Organic operating revenue growth of 19.8%
  Recurring subscription revenues up 19.3%; Asset-based fees up 34.4%
  Operating margin of 51.0%; Adjusted EBITDA margin of 58.0%
  Diluted EPS of $2.32, up 24.1%; Adjusted EPS of $2.51, up 28.1%
  New recurring subscription sales growth of 43.1%; Organic subscription Run Rate growth of 13.4%; Retention Rate of 94.4%
  In first quarter 2022 and through trade date of January 25, 2022, a total of $474.3 million or 915,866 shares were repurchased at an average repurchase price of $517.83
  Approximately $85.8 million in dividends were paid to shareholders in fourth quarter 2021; Cash dividend of $1.04 per share declared by MSCI Board of Directors for first quarter 2022
	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands, except per share data	2021	2020	Change	2021	2020	Change
Operating revenues	$549,842	$443,661	23.9%	$2,043,544	$1,695,390	20.5%
Operating income	$280,587	$234,085	19.9%	$1,072,725	$884,764	21.2%
Operating margin %	51.0%	52.8%		52.5%	52.2%

Net income	$193,865	$156,216	24.1%	$725,983	$601,822	20.6%

Diluted EPS	$2.32	$1.87	24.1%	$8.70	$7.12	22.2%
Adjusted EPS	$2.51	$1.96	28.1%	$9.95	$7.83	27.1%

Adjusted EBITDA	$318,660	$256,136	24.4%	$1,196,790	$971,510	23.2%
Adjusted EBITDA margin %	58.0%	57.7%		58.6%	57.3%

“MSCI’s ground-breaking performance in the fourth quarter and full year of 2021 reflected strong success on key strategic investments, a laser focus on the needs of our clients, and unprecedented demand for our solutions. Among other milestones, we achieved record full-year and quarterly recurring sales and recurring net new sales, along with the 32nd consecutive quarter of double-digit subscription growth in our Index business,” said Henry A. Fernandez, Chairman and CEO of MSCI.

“Over the course of 2022, we will continue investing and executing aggressively to meet growing client demand and secure leadership positions across the enormous growth opportunities in front of us, including ESG and Climate. The global race to net-zero keeps accelerating, and we have positioned MSCI as a leading provider of climate-related tools for the capital markets industry,” added Mr. Fernandez.

Fourth Quarter Consolidated Results

Operating Revenues: Operating revenues were $549.8 million, up 23.9%. Organic operating revenue growth was 19.8%. The $106.2 million increase was comprised of $61.9 million in higher recurring subscription revenues and $38.3 million in higher asset-based fees, as well as $6.0 million in higher non-recurring revenues.

Run Rate and Retention Rate: Total Run Rate at December 31, 2021 was $2,203.9 million, up 20.3%. Recurring subscriptions Run Rate increased by $246.2 million and asset-based fees Run Rate increased by $125.2 million. Organic recurring subscriptions Run Rate growth was 13.4%. Retention Rate in fourth quarter 2021 was 94.4%, compared to 92.6% in fourth quarter 2020.

Expenses: Total operating expenses were $269.3 million, up 28.5%. Adjusted EBITDA expenses were $231.2 million, up 23.3%, primarily reflecting higher compensation and benefits costs, related to continued investments to support growth, including increased headcount in product development and research and technology and increased non-compensation costs in the areas of information technology costs, professional fees, market data costs and marketing costs. Approximately $8.7 million in impairment charges related to the sublease of leased property were excluded from Adjusted EBITDA expenses. Total operating expenses excluding the impact of foreign currency exchange rate fluctuations (“ex-FX”) and adjusted EBITDA expenses ex-FX increased 29.0% and 23.9%, respectively.

Headcount: As of December 31, 2021, headcount was 4,303 employees, with approximately 37% and approximately 63% of employees located in developed market and emerging market locations, respectively.

Other Expense (Income), Net: Other expense (income), net was $34.8 million, down 10.5% primarily reflecting a one-time gain of $7.0 million related to the gain resulting from changes in ownership interest of The Burgiss Group, LLC, an equity method investee, partially offset by higher interest expense due to higher debt balances versus the prior period.

Income Taxes: The effective tax rate was 21.1% in fourth quarter 2021, compared to 20.0% in fourth quarter 2020, primarily driven by higher net unfavorable discrete expenses, including accruals for potential audit settlements and other prior year items.

Net Income: As a result of the factors described above, net income was $193.9 million, up 24.1%.

Adjusted EBITDA: Adjusted EBITDA was $318.7 million, up 24.4%. Adjusted EBITDA margin in fourth quarter 2021 was 58.0%, compared to 57.7% in fourth quarter 2020.

Index Segment:

Table 1A: Results (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2021	2020	Change	2021	2020	Change
Operating revenues:
Recurring subscriptions	$170,141	$148,762	14.4%	$650,629	$580,393	12.1%
Asset-based fees	149,398	111,129	34.4%	553,991	399,771	38.6%
Non-recurring	12,268	8,749	40.2%	47,144	36,331	29.8%
Total operating revenues	331,807	268,640	23.5%	1,251,764	1,016,495	23.1%
Adjusted EBITDA expenses	79,429	63,710	24.7%	300,452	250,002	20.2%
Adjusted EBITDA	$252,378	$204,930	23.2%	$951,312	$766,493	24.1%
Adjusted EBITDA margin %	76.1%	76.3%		76.0%	75.4%

Index operating revenues were $331.8 million, up 23.5%. The $63.2 million increase was primarily driven by $38.3 million in higher asset-based fees mainly reflecting an increase in revenues from exchange traded funds (“ETFs”) linked to MSCI equity indexes. This increase reflected higher average AUM in ETFs linked to MSCI equity indexes, partially offset by a decline in average basis point fees on those AUM.

Recurring subscription revenues increased by $21.4 million, primarily reflecting strong contributions from market cap-weighted index products and from factor, ESG and climate index products. The $3.5 million increase in non-recurring revenues reflected higher licenses of derivative and factor and ESG index products, including client license and usage fees related to prior periods.

Index Run Rate as of December 31, 2021 was $1.3 billion, up 18.6%. The $201.4 million increase was comprised of a $125.2 million increase in asset-based fees Run Rate and a $76.2 million increase in recurring subscription Run Rate. The increase in asset-based fees Run Rate was primarily driven by higher AUM in ETFs linked to MSCI equity indexes and higher AUM in non-ETF indexed funds linked to MSCI indexes. The increase in recurring subscription Run Rate was primarily driven by growth across products, including market cap-weighted index products and strong growth in factor, ESG and climate index products and reflected growth across all regions and all client segments.

Analytics Segment:

Table 1B: Results (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2021	2020	Change	2021	2020	Change
Operating revenues:
Recurring subscriptions	$133,818	$129,796	3.1%	$533,178	$506,301	5.3%
Non-recurring	4,264	2,604	63.7%	11,121	7,507	48.1%
Total operating revenues	138,082	132,400	4.3%	544,299	513,808	5.9%
Adjusted EBITDA expenses	85,119	87,016	(2.2%)	345,500	340,884	1.4%
Adjusted EBITDA	$52,963	$45,384	16.7%	$198,799	$172,924	15.0%
Adjusted EBITDA margin %	38.4%	34.3%		36.5%	33.7%

Analytics operating revenues were $138.1 million, up 4.3%. The $5.7 million increase was driven primarily by higher recurring subscription revenues from Equity Analytics products.

Analytics Run Rate as of December 31, 2021 was $585.2 million, up 5.4%. The increase of $30.1 million was also driven by growth in both Multi-Asset Class and Equity Analytics products. Analytics organic Run Rate growth was 6.8%.

ESG and Climate Segment:

Table 1C: Results (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2021	2020	Change	2021	2020	Change
Operating revenues:
Recurring subscriptions	$47,310	$30,984	52.7%	$162,609	$109,945	47.9%
Non-recurring	1,133	294	285.4%	3,583	1,419	152.5%
Total operating revenues	48,443	31,278	54.9%	166,192	111,364	49.2%
Adjusted EBITDA expenses	39,280	25,210	55.8%	136,444	88,513	54.2%
Adjusted EBITDA	$9,163	$6,068	51.0%	$29,748	$22,851	30.2%
Adjusted EBITDA margin %	18.9%	19.4%		17.9%	20.5%

ESG and Climate operating revenues were $48.4 million, up 54.9%. The $17.2 million increase was primarily driven by strong growth from Ratings, Climate and Screening products. Excluding foreign currency exchange rate fluctuations, ESG and Climate revenue growth was 53.0%.

ESG and Climate Run Rate as of December 31, 2021 was $199.6 million, up 44.3%. The $61.3 million increase primarily reflects strong growth from Ratings, Climate and Screening products with contributions across all regions and client segments. ESG and Climate organic Run Rate growth was 47.1%.

All Other – Private Assets Segment:

Table 1D: Results (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2021	2020	Change	2021	2020	Change
Operating revenues:
Recurring subscriptions	$31,269	$11,134	180.8%	$79,624	$51,536	54.5%
Non-recurring	241	209	15.3%	1,665	2,187	(23.9%)
Total operating revenues	31,510	11,343	177.8%	81,289	53,723	51.3%
Adjusted EBITDA expenses	27,354	11,589	136.0%	64,358	44,481	44.7%
Adjusted EBITDA	$4,156	$(246)	nm	$16,931	$9,242	83.2%
Adjusted EBITDA margin %	13.2%	(2.2%)		20.8%	17.2%

All Other – Private Assets operating revenues, which reflects the Real Estate operating segment, were $31.5 million, up 177.8%, and included $18.7 million from the acquisition of RCA which closed on September 13, 2021. Excluding the acquisition of RCA, All Other – Private Assets segment revenues increased 13.0% reflecting strong growth in Global Intel and Real Estate Climate Value-at-Risk products. Excluding foreign currency exchange rate fluctuations and contributions from RCA, All Other – Private Assets revenue growth was 12.9%.

All Other – Private Assets Run Rate, which reflects the Real Estate operating segment, was $135.1 million as of December 31, 2021, up 139.2%, and included $76.0 million associated with the RCA business. Excluding the acquisition, the increase reflected contributions from Global Intel products, as well as strong growth in new sales of Real Estate Climate Value-at-Risk products. All Other – Private Assets organic subscription Run Rate growth was 7.6%.

Select Balance Sheet Items and Capital Allocation

Cash Balances and Outstanding Debt: Cash and cash equivalents was $1.4 billion as of December 31, 2021. MSCI typically seeks to maintain minimum cash balances globally of approximately $200.0 million to $250.0 million for general operating purposes.

Total principal amounts of debt outstanding as of December 31, 2021 was $4.2 billion. The total debt to net income ratio (based on trailing twelve months net income) was 5.7x. The total debt to adjusted EBITDA ratio (based on trailing twelve months adjusted EBITDA) was 3.5x.

MSCI seeks to maintain total debt to adjusted EBITDA in a target range of 3.0x to 3.5x.

Capex and Cash Flow: Capex was $16.6 million, cash provided by operating activities increased by 18.5% to $279.7 million due to higher cash collections and free cash flow was $263.1 million, up 20.1%.

Share Count and Share Repurchases: Weighted average diluted shares outstanding were 83.6 million in fourth quarter 2021, down 0.2% year-over-year. Total share repurchases during the quarter were $5.2 million or 9,069 shares at an average repurchase price of $577.76. In first quarter 2022 and through trade date of January 25, 2022, a total of $474.3 million or 915,866 shares were repurchased at an average repurchase price of $517.83. Total shares outstanding as of December 31, 2021 were 82.4 million. A total of $1.1 billion remains on the outstanding share repurchase authorization as of trade date of January 25, 2021.

Dividends: Approximately $85.8 million in dividends were paid to shareholders in fourth quarter 2021. On January 24, 2022, the MSCI Board of Directors declared a cash dividend of $1.04 per share for first quarter 2022, payable on February 28, 2022 to shareholders of record as of the close of trading on February 18, 2022.

Full-Year 2022 Guidance

MSCI's guidance for the year ending December 31, 2022 (“Full-Year 2022”) is based on assumptions about a number of macroeconomic and capital market factors, in particular related to equity markets. These assumptions are subject to uncertainty, and actual results for the year could differ materially from our current guidance, including as a result of ongoing uncertainty related to the duration, magnitude and impact of the ongoing COVID-19 pandemic.

Guidance Item	Current Guidance for Full-Year 2022
Operating Expense	$1,075 to $1,115 million
Adjusted EBITDA Expense	$975 to $1,005 million
Interest Expense (including amortization of financing fees)(1)	~$162 million
Depreciation & Amortization Expense	$100 to $110 million
Effective Tax Rate	15.5% to 18.5%
Capital Expenditures	$60 to $70 million
Net Cash Provided by Operating Activities	$1,120 to $1,160 million
Free Cash Flow	$1,050 to $1,100 million
(1) Interest income will continue to be impacted by the lower rates available on cash balances.

The guidance provided above assumes, among other things, that MSCI maintains its current debt levels. On January 26, 2022, the MSCI Board of Directors authorized management to opportunistically explore financing options that would increase the Company's leverage ratio and interest expense. Any potential financing is subject to market and other conditions, and there can be no assurance as to the timing or certainty of a transaction.

Conference Call Information

MSCI's senior management will review the fourth quarter and full year 2021 results on Thursday, January 27, 2022 at 11:00 AM Eastern Time. To listen to the live event via webcast, visit the events and presentations section of MSCI's Investor Relations website, https://ir.msci.com/events-and-presentations, or via telephone, dial 1-877-376-9931 conference ID: 3990859 within the United States. International callers may dial 1-720-405-2251 conference ID: 3990859. The teleconference will also be webcast with an accompanying slide presentation which can be accessed through MSCI's Investor Relations website.

About MSCI Inc.

MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process. To learn more, please visit www.msci.com. MSCI#IR

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, MSCI’s full-year 2022 guidance. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on February 12, 2021 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this earnings release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Website and Social Media Disclosure

MSCI uses its website, including its quarterly updates, blog, podcasts and social media channels, including its corporate Twitter account (@MSCI_Inc), as channels of distribution of company information. The information MSCI posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following MSCI’s press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about MSCI when you enroll your email address by visiting the “Email Alerts Subscription” section of MSCI’s Investor Relations homepage at http://ir.msci.com/email-alerts. The contents of MSCI’s website, including its quarterly updates, blog, podcasts and social media channels are not, however, incorporated by reference into this earnings release.

Notes Regarding the Use of Operating Metrics

MSCI has presented supplemental key operating metrics as part of this earnings release, including Retention Rate, Run Rate, subscription sales, subscription cancellations and non-recurring sales.

Retention Rate is an important metric because subscription cancellations decrease our Run Rate and ultimately our operating revenues over time. The annual Retention Rate represents the retained subscription Run Rate (subscription Run Rate at the beginning of the fiscal year less actual cancels during the year) as a percentage of the subscription Run Rate at the beginning of the fiscal year.

The Retention Rate for a non-annual period is calculated by annualizing the cancellations for which we have received a notice of termination or for which we believe there is an intention not to renew or discontinue the subscription during the non-annual period, and we believe that such notice or intention evidences the client’s final decision to terminate or not renew the applicable agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the fiscal year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the period.

Retention Rate is computed by operating segment on a product/service-by-product/service basis. In general, if a client reduces the number of products or services to which it subscribes within a segment, or switches between products or services within a segment, we treat it as a cancellation for purposes of calculating our Retention Rate except in the case of a product or service switch that management considers to be a replacement product or service. In those replacement cases, only the net change to the client subscription, if a decrease, is reported as a cancel. In the Analytics and the ESG and Climate operating segments, substantially all product or service switches are treated as replacement products or services and netted in this manner, while in our Index and Real Estate operating segments, product or service switches that are treated as replacement products or services and receive netting treatment occur only in certain limited instances. In addition, we treat any reduction in fees resulting from a down-sale of the same product or service as a cancellation to the extent of the reduction. We do not calculate Retention Rate for that portion of our Run Rate attributable to assets in index-linked investment products or futures and options contracts, in each case, linked to our indexes.

Run Rate estimates at a particular point in time the annualized value of the recurring revenues under our client license agreements (“Client Contracts”) for the next 12 months, assuming all Client Contracts that come up for renewal, or reach the end of the committed subscription period, are renewed and assuming then-current currency exchange rates, subject to the adjustments and exclusions described below. For any Client Contract where fees are linked to an investment product’s assets or trading volume/fees, the Run Rate calculation reflects, for ETFs, the market value on the last trading day of the period, for futures and options, the most recent quarterly volumes and/or reported exchange fees, and for other non-ETF products, the most recent client-reported assets. Run Rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we add to Run Rate the annualized fee value of recurring new sales, whether to existing or new clients, when we execute Client Contracts, even though the license start date, and associated revenue recognition, may not be effective until a later date. We remove from Run Rate the annualized fee value associated with products or services under any Client Contract with respect to which we have received a notice of termination, non-renewal or an indication the client does not intend to continue their subscription during the period and have determined that such notice evidences the client’s final decision to terminate or not renew the applicable products or services, even though such notice is not effective until a later date.

“Organic subscription Run Rate growth” is defined as the period over period Run Rate growth, excluding the impact of changes in foreign currency and the first year impact of any acquisitions, including the acquisition of RCA completed on September 13, 2021. It is also adjusted for divestitures. Changes in foreign currency are calculated by applying the currency exchange rate from the comparable prior period to current period foreign currency denominated Run Rate.

Sales represents the annualized value of products and services clients commit to purchase from MSCI and will result in additional operating revenues. Non-recurring sales represent the actual value of the customer agreements entered into during the period and are not a component of Run Rate. New recurring subscription sales represent additional selling activities, such as new customer agreements, additions to existing agreements or increases in price that occurred during the period and are additions to Run Rate. Subscription cancellations reflect client activities during the period, such as discontinuing products and services and/or reductions in price, resulting in reductions to Run Rate. Net new recurring subscription sales represent the amount of new recurring subscription sales net of subscription cancellations during the period, which reflects the net impact to Run Rate during the period.

Total gross sales represent the sum of new recurring subscription sales and non-recurring sales. Total net sales represent the total gross sales net of the impact from subscription cancellations.

Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. Reconciliations are provided in Tables 9 through 15 below that reconcile each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this earnings release should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this earnings release are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.

“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments, including impairment related to sublease of leased property and certain non-recurring acquisition-related integration and transaction costs.

“Adjusted EBITDA expenses” is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments, including impairment related to sublease of leased property and certain non-recurring acquisition-related integration and transaction costs.

“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of: the amortization of acquired intangible assets, including the amortization of the basis difference between the cost of the equity method investment and MSCI's share of the net assets of the investee at historical carrying value, the impact related to costs associated with debt extinguishment, the impact related to certain non-recurring acquisition-related integration and transaction costs, the impact from impairment related to sublease of leased property, the impact related to gain from changes in ownership interest of equity method investee, and, at times, certain other transactions or adjustments.  We also exclude the tax impact of adjustments for the Tax Cuts and Jobs Act that was enacted on December 22, 2017 (“Tax Reform”), except for certain amounts associated with active tax planning implemented as a result of Tax Reform.

“Adjusted tax rate” is defined as the effective tax rate excluding the impact of Tax Reform adjustments (except for certain amounts associated with active tax planning implemented as a result of Tax Reform).

“Capex” is defined as capital expenditures plus capitalized software development costs.

“Free cash flow” is defined as net cash provided by operating activities, less Capex.

“Organic operating revenue growth” is defined as operating revenue growth compared to the prior year period excluding the impact of acquired businesses, divested businesses and foreign currency exchange rate fluctuations.

Asset-based fees ex-FX does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying assets under management (“AUM”).

We believe adjusted EBITDA and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our ongoing operating performance in the period.

We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. We also exclude the after-tax impact of the amortization of acquired intangible assets and amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, as these non-cash amounts are significantly impacted by the timing and size of each acquisition and therefore not meaningful to the ongoing operating performance in the period.

We believe that adjusted tax rate is useful to investors because it increases the comparability of period-to-period results by adjusting for the estimated net impact of Tax Reform.

We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.

We believe organic operating revenue growth is a meaningful measure of the operating performance of MSCI because it adjusts for the impact of foreign currency exchange rate fluctuations and excludes the impact of operating revenues attributable to acquired and divested businesses for the comparable prior year period, providing insight into our ongoing operating performance for the period(s) presented.

We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA expenses, adjusted EBITDA, adjusted net income, adjusted EPS, adjusted tax rate, Capex, free cash flow and organic operating revenue growth are not defined in the same manner by all companies and may not be comparable to similarly-titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly-titled measures computed by other companies.

Notes Regarding Adjusting for the Impact of Foreign Currency Exchange Rate Fluctuations

Foreign currency exchange rate fluctuations reflect the difference between the current period results as reported compared to the current period results recalculated using the foreign currency exchange rates in effect for the comparable prior period. While operating revenues adjusted for the impact of foreign currency fluctuations includes asset-based fees that have been adjusted for the impact of foreign currency fluctuations, the underlying AUM, which is the primary component of asset-based fees, is not adjusted for foreign currency fluctuations. Approximately three-fifths of the AUM are invested in securities denominated in currencies other than the U.S. dollar, and accordingly, any such impact is excluded from the disclosed foreign currency-adjusted variances.

Table 2: Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands, except per share data	2021	2020	Change	2021	2020	Change
Operating revenues	$549,842	$443,661	23.9%	$2,043,544	$1,695,390	20.5%
Operating expenses:
Cost of revenues	95,903	75,935	26.3%	358,684	291,704	23.0%
Selling and marketing	68,708	56,662	21.3%	243,185	216,496	12.3%
Research and development	30,819	27,056	13.9%	111,564	101,053	10.4%
General and administrative	44,873	27,872	61.0%	147,893	114,627	29.0%
Amortization of intangible assets	21,023	14,770	42.3%	80,592	56,941	41.5%
Depreciation and amortization of property,
equipment and leasehold improvements	7,929	7,281	8.9%	28,901	29,805	(3.0%)
Total operating expenses(1)	269,255	209,576	28.5%	970,819	810,626	19.8%

Operating income	280,587	234,085	19.9%	1,072,725	884,764	21.2%

Interest income	(368)	(301)	22.3%	(1,497)	(5,030)	(70.2%)
Interest expense	40,336	37,330	8.1%	159,614	156,324	2.1%
Other expense (income)	(5,144)	1,890	nm	56,472	47,245	19.5%
Other expenses (income), net	34,824	38,919	(10.5%)	214,589	198,539	8.1%

Income before provision for income taxes	245,763	195,166	25.9%	858,136	686,225	25.1%

Provision for income taxes	51,898	38,950	33.2%	132,153	84,403	56.6%
Net income	193,865	156,216	24.1%	725,983	601,822	20.6%

Earnings per basic common share	$2.35	$1.89	24.3%	$8.80	$7.19	22.4%

Earnings per diluted common share	$2.32	$1.87	24.1%	$8.70	$7.12	22.2%

Weighted average shares outstanding used
in computing earnings per share:

Basic	82,473	82,737	(0.3%)	82,508	83,716	(1.4%)
Diluted	83,578	83,707	(0.2%)	83,479	84,517	(1.2%)

nm: not meaningful

(1) Includes stock-based compensation expense of $12.2 million and $12.3 million for the three months ended Dec. 31, 2021 and Dec. 31, 2020, respectively. Includes stock-based compensation expense of $58.5 million and $55.6 million for the year ended Dec. 31, 2021 and Dec. 31, 2020, respectively.

Table 3: Selected Balance Sheet Items (unaudited)

	As of
	Dec. 31,	Dec. 31,
In thousands	2021	2020
Cash and cash equivalents	$1,421,449	$1,300,521
Accounts receivable, net of allowances	$664,511	$558,569

Deferred revenue	$824,912	$675,870
Long-term debt(1)	$4,161,422	$3,366,777

(1) Consists of gross long-term debt, net of deferred financing fees. Gross long-term debt was $4,200.0 million at Dec. 31, 2021 and $3,400.0 million at Dec. 31, 2020.

Table 4: Selected Cash Flow Items (unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2021	2020	Change	2021	2020	Change
Net cash provided by operating activities	$279,664	$235,928	18.5%	$936,069	$811,109	15.4%
Net cash used in investing activities	(49,834)	(16,892)	(195.0%)	(1,035,713)	(241,791)	nm
Net cash (used in) provided by financing activities	(91,744)	(229,554)	60.0%	229,505	(779,038)	129.5%
Effect of exchange rate changes	(1,301)	8,181	(115.9%)	(8,933)	3,674	nm
Net (decrease) increase in cash and cash equivalents	$136,785	$(2,337)	nm	$120,928	$(206,046)	158.7%

nm: not meaningful

Table 5: Operating Results by Segment and Revenue Type (unaudited)

Index	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2021	2020	Change	2021	2020	Change
Operating revenues:
Recurring subscriptions	$170,141	$148,762	14.4%	$650,629	$580,393	12.1%
Asset-based fees	149,398	111,129	34.4%	553,991	399,771	38.6%
Non-recurring	12,268	8,749	40.2%	47,144	36,331	29.8%
Total operating revenues	331,807	268,640	23.5%	1,251,764	1,016,495	23.1%
Adjusted EBITDA expenses	79,429	63,710	24.7%	300,452	250,002	20.2%
Adjusted EBITDA	$252,378	$204,930	23.2%	$951,312	$766,493	24.1%
Adjusted EBITDA margin %	76.1%	76.3%		76.0%	75.4%

Analytics	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2021	2020	Change	2021	2020	Change
Operating revenues:
Recurring subscriptions	$133,818	$129,796	3.1%	$533,178	$506,301	5.3%
Non-recurring	4,264	2,604	63.7%	11,121	7,507	48.1%
Total operating revenues	138,082	132,400	4.3%	544,299	513,808	5.9%
Adjusted EBITDA expenses	85,119	87,016	(2.2%)	345,500	340,884	1.4%
Adjusted EBITDA	$52,963	$45,384	16.7%	$198,799	$172,924	15.0%
Adjusted EBITDA margin %	38.4%	34.3%		36.5%	33.7%

ESG and Climate	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2021	2020	Change	2021	2020	Change
Operating revenues:
Recurring subscriptions	$47,310	$30,984	52.7%	$162,609	$109,945	47.9%
Non-recurring	1,133	294	285.4%	3,583	1,419	152.5%
Total operating revenues	48,443	31,278	54.9%	166,192	111,364	49.2%
Adjusted EBITDA expenses	39,280	25,210	55.8%	136,444	88,513	54.2%
Adjusted EBITDA	$9,163	$6,068	51.0%	$29,748	$22,851	30.2%
Adjusted EBITDA margin %	18.9%	19.4%		17.9%	20.5%

All Other - Private Assets	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2021	2020	Change	2021	2020	Change
Operating revenues:
Recurring subscriptions	$31,269	$11,134	180.8%	$79,624	$51,536	54.5%
Non-recurring	241	209	15.3%	1,665	2,187	(23.9%)
Total operating revenues	31,510	11,343	177.8%	81,289	53,723	51.3%
Adjusted EBITDA expenses	27,354	11,589	136.0%	64,358	44,481	44.7%
Adjusted EBITDA	$4,156	$(246)	nm	$16,931	$9,242	83.2%
Adjusted EBITDA margin %	13.2%	(2.2%)		20.8%	17.2%

Consolidated	Three Months Ended			Year Ended
	Dec. 31,	Dec. 31,	%	Dec. 31,	Dec. 31,	%
In thousands	2021	2020	Change	2021	2020	Change
Operating revenues:
Recurring subscriptions	$382,538	$320,676	19.3%	$1,426,040	$1,248,175	14.3%
Asset-based fees	149,398	111,129	34.4%	553,991	399,771	38.6%
Non-recurring	17,906	11,856	51.0%	63,513	47,444	33.9%
Operating revenues total	549,842	443,661	23.9%	2,043,544	1,695,390	20.5%
Adjusted EBITDA expenses	231,182	187,525	23.3%	846,754	723,880	17.0%
Adjusted EBITDA	$318,660	$256,136	24.4%	$1,196,790	$971,510	23.2%
Adjusted EBITDA margin %	58.0%	57.7%		58.6%	57.3%
Operating margin %	51.0%	52.8%		52.5%	52.2%

nm: not meaningful.

Table 6: Sales and Retention Rate by Segment (unaudited)(1)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
In thousands	2021	2020	2021	2020
Index
New recurring subscription sales	$33,649	$27,338	$99,686	$85,411
Subscription cancellations	(6,207)	(7,809)	(24,399)	(27,398)
Net new recurring subscription sales	$27,442	$19,529	$75,287	$58,013
Non-recurring sales	$14,690	$10,729	$54,030	$41,463
Total gross sales	$48,339	$38,067	$153,716	$126,874
Total Index net sales	$42,132	$30,258	$129,317	$99,476

Index Retention Rate	96.0%	94.4%	96.1%	95.1%

Analytics
New recurring subscription sales	$27,275	$20,112	$71,656	$61,538
Subscription cancellations	(9,103)	(12,995)	(34,291)	(40,003)
Net new recurring subscription sales	$18,172	$7,117	$37,365	$21,535
Non-recurring sales	$4,284	$3,510	$12,407	$10,996
Total gross sales	$31,559	$23,622	$84,063	$72,534
Total Analytics net sales	$22,456	$10,627	$49,772	$32,531

Analytics Retention Rate	93.4%	90.1%	93.8%	92.4%

ESG and Climate
New recurring subscription sales	$23,258	$14,658	$69,964	$40,786
Subscription cancellations	(1,175)	(1,120)	(4,811)	(5,593)
Net new recurring subscription sales	$22,083	$13,538	$65,153	$35,193
Non-recurring sales	$1,208	$432	$4,135	$1,134
Total gross sales	$24,466	$15,090	$74,099	$41,920
Total ESG and Climate net sales	$23,291	$13,970	$69,288	$36,327

ESG and Climate Retention Rate	96.6%	95.6%	96.5%	94.5%

All Other - Private Assets
New recurring subscription sales	$8,119	$2,388	$14,142	$6,121
Subscription cancellations	(3,856)	(1,093)	(6,737)	(2,787)
Net new recurring subscription sales	$4,263	$1,295	$7,405	$3,334
Non-recurring sales	$493	$292	$1,694	$1,442
Total gross sales	$8,612	$2,680	$15,836	$7,563
Total All Other - Private Assets net sales	$4,756	$1,587	$9,099	$4,776

All Other - Private Assets Retention Rate(2)	88.1%	91.4%	90.5%	94.5%

Consolidated
New recurring subscription sales	$92,301	$64,496	$255,448	$193,856
Subscription cancellations	(20,341)	(23,017)	(70,238)	(75,781)
Net new recurring subscription sales	$71,960	$41,479	$185,210	$118,075
Non-recurring sales	$20,675	$14,963	$72,266	$55,035
Total gross sales	$112,976	$79,459	$327,714	$248,891
Total net sales	$92,635	$56,442	$257,476	$173,110

Total Retention Rate	94.4%	92.6%	94.7%	93.9%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of new recurring subscription sales, subscription cancellations, net new recurring subscription sales, non-recurring sales, total gross sales, total net sales and Retention Rate.

(2) Retention rate for All Other – Private Assets excluding the impact of RCA was 87.0% for the three months ended Dec. 31, 2021 and 92.4% for the year ended Dec. 31, 2021.

Table 7: AUM in ETFs Linked to MSCI Equity Indexes (unaudited)(1)(2)

	Three Months Ended					Year Ended
	Dec. 31,	Sep. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
In billions	2021	2021	2021	2021	2020	2021	2020
Beginning Period AUM in ETFs linked to
MSCI equity indexes	$1,336.6	$1,336.2	$1,209.6	$1,103.6	$908.9	$1,103.6	$934.4
Market Appreciation/(Depreciation)	56.5	(30.7)	73.7	43.2	135.7	142.7	93.6
Cash Inflows	58.5	31.1	52.9	62.8	59.0	205.3	75.6
Period-End AUM in ETFs linked to
MSCI equity indexes	$1,451.6	$1,336.6	$1,336.2	$1,209.6	$1,103.6	$1,451.6	$1,103.6

Period Average AUM in ETFs linked to
MSCI equity indexes	$1,414.8	$1,361.9	$1,292.4	$1,169.2	$999.2	$1,309.6	$886.7

Period-End Basis Point Fee(3)	2.54	2.57	2.58	2.61	2.67	2.54	2.67

(1) The historical values of the AUM in ETFs linked to our equity indexes as of the last day of the month and the monthly average balance can be found under the link “AUM in ETFs Linked to MSCI Equity Indexes” on our Investor Relations homepage at http://ir.msci.com. Information contained on our website is not incorporated by reference into this Press Release or any other report filed with the SEC. The AUM in ETFs also includes AUM in Exchange Traded Notes, the value of which is less than 1.0% of the AUM amounts presented.

(2) The value of AUM in ETFs linked to MSCI equity indexes is calculated by multiplying the equity ETFs net asset value by the number of shares outstanding.

(3) Based on period-end Run Rate for ETFs linked to MSCI equity indexes using period-end AUM.

Table 8: Run Rate by Segment and Type (unaudited)(1)

	As of
	Dec. 31,	Dec. 31,
In thousands	2021	2020	% Change
Index
Recurring subscriptions	$694,591	$618,391	12.3%
Asset-based fees	589,320	464,108	27.0%
Index Run Rate	1,283,911	1,082,499	18.6%

Analytics Run Rate	585,223	555,145	5.4%

ESG and Climate Run Rate	199,597	138,317	44.3%

All Other - Private Assets Run Rate	135,150	56,499	139.2%

Total Run Rate	$2,203,881	$1,832,460	20.3%

Total recurring subscriptions	$1,614,561	$1,368,352	18.0%
Total asset-based fees	589,320	464,108	27.0%
Total Run Rate	$2,203,881	$1,832,460	20.3%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of Run Rate.

Table 9: Reconciliation of Adjusted EBITDA to Net Income (unaudited)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
In thousands	2021	2020	2021	2020
Index adjusted EBITDA	$252,378	$204,930	$951,312	$766,493
Analytics adjusted EBITDA	52,963	45,384	198,799	172,924
ESG and Climate adjusted EBITDA	9,163	6,068	29,748	22,851
All Other - Private Assets adjusted EBITDA	4,156	(246)	16,931	9,242
Consolidated adjusted EBITDA	318,660	256,136	1,196,790	971,510
Amortization of intangible assets	21,023	14,770	80,592	56,941
Depreciation and amortization of property,
equipment and leasehold improvements	7,929	7,281	28,901	29,805
Impairment related to sublease of leased property	7,702	—	7,702	—
Acquisition-related integration and transaction costs(1)	1,419	—	6,870	—
Operating income	280,587	234,085	1,072,725	884,764
Other expense (income), net	34,824	38,919	214,589	198,539
Provision for income taxes	51,898	38,950	132,153	84,403
Net income	$193,865	$156,216	$725,983	$601,822

(1) Incremental and non-recurring costs attributable to acquisitions directly related to the execution of the transaction and integration of the acquired business that have occurred no later than 12 months after the close of the transaction.

Table 10: Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (unaudited)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
In thousands, except per share data	2021	2020	2021	2020
Net income	$193,865	$156,216	$725,983	$601,822
Plus: Amortization of acquired intangible assets and
equity method investment basis difference	17,086	9,528	47,001	37,413
Plus: Debt extinguishment costs associated with the
2024, 2025, 2026 and 2027 Senior Notes Redemptions	—	—	59,104	44,930
Plus: Write-off of internally developed capitalized software	—	—	16,013	—
Plus: Impairment related to sublease of leased property(1)	8,702	—	8,702	—
Plus: Acquisition-related integration and transaction costs(2)(3)	1,590	—	7,041	—
Less: Gain from changes in ownership interest of equity method investee	(6,972)	—	(6,972)	—
Less: Tax Reform adjustments	—	—	—	(6,256)
Less: Income tax effect	(4,497)	(2,007)	(26,462)	(16,490)
Adjusted net income	$209,774	$163,737	$830,410	$661,419

Diluted EPS	$2.32	$1.87	$8.70	$7.12
Plus: Amortization of acquired intangible assets and
equity method investment basis difference	0.20	0.11	0.56	0.44
Plus: Debt extinguishment costs associated with the
2024, 2025, 2026 and 2027 Senior Notes Redemptions	—	—	0.71	0.53
Plus: Write-off of internally developed capitalized software	—	—	0.19	—
Plus: Impairment related to sublease of leased property(1)	0.10	—	0.10	—
Plus: Acquisition-related integration and transaction costs(2)(3)	0.02	—	0.08	—
Less: Gain from changes in ownership interest of equity method investee	(0.08)	—	(0.08)	—
Less: Tax Reform adjustments	—	—	—	(0.07)
Less: Income tax effect	(0.05)	(0.02)	(0.31)	(0.19)
Adjusted EPS	$2.51	$1.96	$9.95	$7.83

(1) Right-of-use impairment of $7.7 million related to sublease of leased property is presented within "General and administrative" expenses and the write-off of leasehold improvements of $1.0 million is presented within "Depreciation and amortization of property, equipment and leasehold improvements" expenses.

(2) Acquisition-related integration and transaction costs of $1.4 million are presented within "General and administrative" expenses and $0.2 million are presented within "Depreciation and amortization of property, equipment and leasehold improvements" expenses.

(3) Incremental and non-recurring costs attributable to acquisitions directly related to the execution of the transaction and integration of the acquired business that have occurred no later than 12 months after the close of the transaction.

Table 11: Reconciliation of Adjusted EBITDA Expenses to Operating Expenses (unaudited)

	Three Months Ended		Year Ended		Full-Year
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	2022
In thousands	2021	2020	2021	2020	Outlook(1)
Index adjusted EBITDA expenses	$79,429	$63,710	$300,452	$250,002
Analytics adjusted EBITDA expenses	85,119	87,016	345,500	340,884
ESG and Climate adjusted EBITDA expenses	39,280	25,210	136,444	88,513
All Other - Private Assets adjusted EBITDA expenses	27,354	11,589	64,358	44,481
Consolidated adjusted EBITDA expenses	231,182	187,525	846,754	723,880	$975,000 - $1,005,000
Amortization of intangible assets	21,023	14,770	80,592	56,941
Depreciation and amortization of property,					$100,000 - $110,000
equipment and leasehold improvements	7,929	7,281	28,901	29,805
Impairment related to sublease of leased property	7,702	—	7,702	—
Acquisition-related integration and transaction costs(2)	1,419	—	6,870	—
Total operating expenses	$269,255	$209,576	$970,819	$810,626	$1,075,000 - $1,115,000

(1) We have not provided a full line-item reconciliation for adjusted EBITDA expenses to total operating expenses for this future period because we do not provide guidance on the individual reconciling items between total operating expenses and adjusted EBITDA expenses.

(2) Incremental and non-recurring costs attributable to acquisitions directly related to the execution of the transaction and integration of the acquired business that have occurred no later than 12 months after the close of the transaction.

Table 12: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	Three Months Ended		Year Ended		Full-Year
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,	2022
In thousands	2021	2020	2021	2020	Outlook(1)
Net cash provided by operating activities	$279,664	$235,928	$936,069	$811,109	$1,120,000 - $1,160,000
Capital expenditures	(6,390)	(9,674)	(13,509)	(21,826)
Capitalized software development costs	(10,207)	(7,218)	(39,285)	(29,149)
Capex	(16,597)	(16,892)	(52,794)	(50,975)	($70,000 - $60,000)
Free cash flow	$263,067	$219,036	$883,275	$760,134	$1,050,000 - $1,100,000

(1) We have not provided a line-item reconciliation for free cash flow to net cash from operating activities for this future period because we do not provide guidance on the individual reconciling items between net cash from operating activities and free cash flow.

Table 13: Reconciliation of Effective Tax Rate to Adjusted Tax Rate (unaudited)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2021	2020	2021	2020
Effective tax rate	21.1%	20.0%	15.4%	12.3%
Tax Reform impact on effective tax rate	—%	—%	—%	0.9%
Adjusted tax rate	21.1%	20.0%	15.4%	13.2%

Table 14: Fourth Quarter 2021 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Three Months Ended December 31, 2021 and 2020
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	23.5%	14.4%	34.4%	40.2%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.2%	0.2%	0.2%	—%
Organic operating revenue growth	23.7%	14.6%	34.6%	40.2%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	4.3%	3.1%	—%	63.7%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.5%	0.5%	—%	0.9%
Organic operating revenue growth	4.8%	3.6%	—%	64.6%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
ESG and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	54.9%	52.7%	—%	285.4%
Impact of acquisitions and divestures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(1.9%)	(2.0%)	—%	12.2%
Organic operating revenue growth	53.0%	50.7%	—%	297.6%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	177.8%	180.8%	—%	15.3%
Impact of acquisitions and divestitures	(165.7%)	(168.7%)	—%	—%
Impact of foreign currency exchange rate fluctuations	0.8%	0.7%	—%	2.4%
Organic operating revenue growth	12.9%	12.8%	—%	17.7%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	23.9%	19.3%	34.4%	51.0%
Impact of acquisitions and divestitures	(4.2%)	(5.9%)	—%	—%
Impact of foreign currency exchange rate fluctuations	0.1%	0.2%	0.2%	0.6%
Organic operating revenue growth	19.8%	13.6%	34.6%	51.6%

Table 15: Full-Year 2021 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Years Ended December 31, 2021 and 2020
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	23.1%	12.1%	38.6%	29.8%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.1%	0.1%	(0.1%)	—%
Organic operating revenue growth	23.2%	12.2%	38.5%	29.8%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	5.9%	5.3%	—%	48.1%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.2%	0.2%	—%	(0.1%)
Organic operating revenue growth	6.1%	5.5%	—%	48.0%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
ESG and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	49.2%	47.9%	—%	152.5%
Impact of acquisitions and divestures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	(5.8%)	(5.9%)	—%	(1.9%)
Organic operating revenue growth	43.4%	42.0%	—%	150.6%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	51.3%	54.5%	—%	(23.9%)
Impact of acquisitions and divestitures	(41.3%)	(43.1%)	—%	—%
Impact of foreign currency exchange rate fluctuations	(6.0%)	(6.0%)	—%	(3.6%)
Organic operating revenue growth	4.0%	5.4%	—%	(27.5%)

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	20.5%	14.3%	38.6%	33.9%
Impact of acquisitions and divestitures	(1.3%)	(1.8%)	—%	—%
Impact of foreign currency exchange rate fluctuations	(0.5%)	(0.7%)	(0.1%)	(0.3%)
Organic operating revenue growth	18.7%	11.8%	38.5%	33.6%

Contacts

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